                           CONECTIV SERVICES II, INC.

                                     B.43.2

                     CERTIFICATE OF AMENDMENT OF CERTIFICATE
                                OF INCORPORATION
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                          CONECTIV SERVICES II, INC.

                         Pursuant to Section 242 of the
                           General Corporation Law of
                              the State of Delaware


      The undersigned, the President and the Assistant Secretary of Conectiv Services II, Inc. (the "Company"), a corporation duly organized and validly existing under the General Corporation Law of the State of Delaware do hereby certify that the following resolution was submitted to, approved and adopted by unanimous written consent of the Board of Directors of the Company pursuant to
Section 141 of the General Corporation Law of the State of Delaware, all in accordance with Section 242 of the General Corporation Law of the State of
Delaware:

               RESOLVED, That the Certificate of Incorporation of the Company be, and hereby is, amended by deleting the title and the first paragraph defining the name of the Company and substituting in lieu thereof the following:

                                 "CERTIFICATE OF
                                  INCORPORATION
                                       OF
                            CONECTIV SERVICES, INC.


                             FIRST: The name of the Corporation
                             is Conectiv Services, Inc.


      IN WITNESS WHEREOF, the Company has caused this certificate to be executed by its President and attested by its Assistant Secretary this ____ day August, 2000.


Attest:


By: ________________________________      By: ________________________________
    Diana C. DeAngelis                        Howard E. Cosgrove
    Assistant Secretary                       President